UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2025

____________________________

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-12291	54-1163725
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard
Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 6, 2025, the management of The AES Corporation (the “Company”) and subsequently its Audit Committee, concluded that the Company’s unaudited Condensed Consolidated Statements of Operations for the second and third quarters of 2024 (collectively, the “Restated Periods”), previously reported in its Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2024 and the three and nine months ended September 30, 2024, should no longer be relied upon.

The Company restated the unaudited quarterly financial information for the Restated Periods to correct the overstatement of impairment expense related to the sale of the Company’s 47.3% stake in AES Brasil Energia S.A. (“AES Brasil”), primarily due to the use of incomplete data in the estimation of the fair value of the net assets of AES Brasil used in the calculation of impairment expense following the time AES Brasil was classified as held for sale in the second quarter of 2024. The impairment expense was overstated by approximately $192 million for the three months ended June 30, 2024, and approximately $5 million for the three months ended September 30, 2024. The restatement of these amounts does not adversely impact previously reported revenues, operating margin, Net (loss) income, cash flows or Adjusted EBITDA for the Non-Reliance Periods. Additionally, the restatement of the impairment expense in the Restatement Periods has no effect on the full year 2024 annual Net Income Attributable to The AES Corporation, Earnings Per Share, and Adjusted EBITDA or Adjusted EPS metrics reported on the Company’s press release dated February 28, 2025, furnished on Form 8-K.

The Company included restated unaudited condensed consolidated financial statements for the Restated Periods in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 10, 2025 (the “2024 Form 10-K”).

Management has assessed the effect of the restatement on the Company’s internal control over financial reporting. As a result of the analysis of the cause of the restatement, the Company reported a material weakness in its internal control over financial reporting, and described its plan of remediation with respect to such material weakness in its 2024 Form 10-K.

The Company has not filed, and does not intend to file, amended Quarterly Reports on Form 10-Q for either of the Restated Periods. Investors and others should rely on the financial information and other disclosures regarding the Restated Periods included in the 2024 Form 10-K and in subsequent future filings with the U.S. Securities and Exchange Commission.

The Company’s management has discussed the matters disclosed in this current report with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to among others, statements with respect to plans to remediate the deficiencies, including the material weaknesses, with respect to the Company’s internal control over financial reporting and disclosure controls and procedures; the impact of these matters on the Company’s performance and outlook; expectations concerning the Company’s performance and financial outlook; and any statements or assumptions underlying any of the foregoing. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2024 Annual Report on Form 10-K filed March 10, 2025. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any stockholder who desires a copy of the Company’s 2024 Annual Report on Form 10-K filed March 10, 2025, or subsequent filings with the SEC, may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may also be obtained by visiting the Company’s website at www.aes.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AES CORPORATION

Dated: March 10, 2025	By:	/s/ Stephen Coughlin
		Name:	Stephen Coughlin
		Title:	Executive Vice President and Chief Financial Officer